Exhibit 99.1

October 10, 2024

VERB Stockholders:

I’m Rory J. Cutaia, VERB CEO, and I wanted to take this opportunity to share some information about the Company. Specifically, I want to address the recent reverse stock split, the current share price, the current businesses that comprise the Company, our financial condition, and finally, our future prospects.

But first – here’s the headline – as of today, October 10, 2024, our market cap is approximately $3.8M, and as of our last Form 10-Q filing, we had cash in the bank of approximately $17.2M - and the only debt we have is a ridiculously small, low interest (3.75%), low payment, 30-year term SBA loan of approximately $125K.

So do the math – this means if we traded at nothing more than our net cash value, the stock should be trading at more than $22 per share.

And that assumes we get ZERO value for the underlying businesses – ZERO.

It makes no sense to me that the stock should trade the way it does. I can only assume that people are not reading the filings, analyzing the financials, and recognizing the amazing opportunity that the new VERB represents.

This is where I want to direct readers to the safe harbor provision disclosures at the bottom of this letter as I intend to make forward looking statements in what follows.

We have completely restructured, realigned, reinvented, reconstituted, and reinvigorated our business. We sold an unprofitable business unit that was operating in a challenging business sector. We’ve since restructured VERB as a holding company with three distinct, yet complimentary business units, one of which we have yet to announce. Each is managed by a separate management team, incentivized for success, and all three are currently generating revenue and are growing and growing at a rate that far outpaces the rate of revenue growth we have ever experienced. Third quarter results will be exceedingly better than second quarter results as these business units are now hitting their stride, and based on what we’re seeing right now, fourth quarter will greatly exceed third quarter results.

I believe we’ve placed ourselves atop a wave of three hot high-growth opportunities that are an outgrowth of recent changes in consumer, business, and societal behaviors, as well as recent changes in securities regulations, that are currently experiencing meaningful growth right now and into the foreseeable future.

Our MARKET.live business has evolved to one of a service provider to brands fueled by our blossoming partnership with TikTok. Our revenue model has changed from a percent-of-client-sales model to a fixed-price, contract-based, recurring revenue business. Over the past six months you will have seen fewer MARKET.live businesses stream on MARKET.live - NOT because that business is declining – but because as we expanded our partnership with TikTok we shifted most of our live productions to TikTok Shop. A completely revamped MARKET.live is in the works and nearing release. More on that soon.

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Our GO FUND YOURSELF SHOW business vertical, though just-launched, is disrupting the equity crowd-funding sector, offering Reg CF and Reg A issuers an unmatched opportunity to create broad-based awareness for their equity offerings among the investment community. The GO FUND YOURSELF show format also reaches the everyman and everywoman non-accredited investor that can learn about and participate in these types of offerings. Our revenue model includes cash and equity-based fees paid by the issuers for appearances on the show, including fees for show assets we create for the issuers to use for their own marketing purposes. We also take a percentage of sales revenue from those issuers who utilize the Show’s unique shoppable platform to sell their products. We also generate revenue from sponsorships and advertisers.

Our third business vertical is currently operating in stealth mode as we refine the user/subscriber experience. We believe this business represents an explosive revenue growth opportunity in one of the fastest-growing business sectors in the world today and I can’t wait to reveal it to you.

As to the reverse stock split, we did everything reasonably possible – and then some – to avoid it. In the end, it’s not our call – let me repeat that because I don’t think some investors realize that – WE DON’T UNILATERALLY DECIDE TO DO A STOCK SPLIT. IT IS A DECISION MADE BY THE STOCKHOLDERS. Because of the way the stock traded, we received a delisting notice from Nasdaq.

Our obligation as management and as board members is to take the steps required to give our stockholders the option to decide our path forward – delist from Nasdaq and potentially list on the OTC, or reverse split the shares and retain our Nasdaq listing. Neither management, nor our Board is able to implement a reverse stock split unless the stockholders decide to do so. Our job was to provide every stockholder with all the information needed to make that decision for themselves. If we had not given stockholders the option to choose, and if we had unilaterally decided NOT to do a reverse stock split, and we allowed VERB to be delisted – we would have violated our obligations to all stockholders and we would have been held accountable.

On September 26, 2024, a significant majority of the stockholders that cast a vote, decided to do a reverse stock split in order to stay listed on Nasdaq. It was then our job to carry out that decision, which we’ve done. And now we look forward to the value creation opportunities that lay before us.

We are extremely well capitalized – on even the most modest revenue assumptions, we have years of cash runway.

We have virtually no debt to service.

We have a super clean cap table - all of the warrants have either expired or are so far out of the money as to be irrelevant.

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There’s no hedge fund out there with cheap VERB shares they plan to short against warrants that they picked up for little or no consideration through a bad financing - as they simply don’t exist.

We have an unbelievably small, tight float – only 763,230 shares as of October 9, 2024.

We have three revenue generating, high-performing/growing business units.

And once again – assuming all three of these businesses are worth zero – no value whatsoever – and we trade on nothing more than LIQUIDATION VALUE CASH IN THE BANK – we should be trading at more than $22 per share right now.

Think about that.

And think about this – as and when we see the stock trading in the range we believe it should – I will absolutely advocate for, and petition our Board to consider a FORWARD stock split. My interests are completely – 100% aligned with those of every stockholder – as are the interests of our management team and our Board.

We win together and now is our time.

Best,

Rory

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance, or achievements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, those identified in our filings with the Securities and Exchange Commission (the “SEC”), including our annual, quarterly and current reports filed with the SEC and the risk factors included in our annual report on Form 10-K filed with the SEC on April 1, 2024. Any forward-looking statement made by us herein is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

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